Exhibit 99.2

STARWOOD ANNOUNCES PLAN TO SPIN-OFF VACATION OWNERSHIP BUSINESS

Will Create Premier Upper Upscale Timeshare Company

Further Accelerates Starwood’s Transformation to Fee-Driven ‘Asset Light’ Model

New Timeshare Business to Retain Long-Term Westin, Sheraton and SPG Affiliations

STAMFORD, Conn. – February 10, 2015 – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today announced plans to spin-off its vacation ownership business, Starwood Vacation Ownership (“SVO”), into a separate publicly traded company. In addition to accelerating Starwood’s ongoing ‘Asset Light’ transformation, the transaction will create a new pure-play vacation ownership company with a seasoned management team and a strong balance sheet to take advantage of increasing growth opportunities within the timeshare industry. The transaction, which is expected to be tax-free to Starwood shareholders, will be effected through a pro rata distribution of the new entity’s stock to existing Starwood shareholders.

SVO reported vacation ownership revenues of approximately $640 million in 2014 and has successfully sold more than $6 billion of vacation ownership intervals to over 220,000 owners over its 30+ year history. SVO has been recognized as a leader in the timeshare industry with deep management experience across its operations, and has a long track record for delivering world-class experiences to its owners and guests.

Transaction to Benefit Owners, Associates and Investors

As part of the planned spin-off, the new company will:

•	Become the premier Upper Upscale timeshare company, uniquely positioned for growth with a clear inventory strategy.

•	Develop and operate SVO’s 22 timeshare resorts, including award-winning resorts in top vacation destinations such as Hawaii, Orlando, Mexico and the Caribbean.

•	Continue to expand its existing developments within its current portfolio of best-in-class destinations, which includes owned land providing future growth capacity.

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Benefit from additional anticipated inventory at Westin Los Cabos, Westin Cancun, Westin Puerto Vallarta, Sheraton Kauai, and Sheraton Steamboat – owned properties Starwood expects to transfer to the new entity for future timeshare development.

•	Enter into a new long-term license agreement with Starwood for current and future timeshare properties to retain affiliation with the globally renowned Westin and Sheraton brands.

•	Continue to provide to its owners award-winning branded experiences and access to the industry leading Starwood Preferred Guest (SPG) program.

•	Continue to be headquartered in Orlando, Florida, providing career opportunities to current and new associates.

“This is the right time for us to spin-off our vacation ownership business and move Starwood forward in its asset light strategy. Not only does SVO continue to have a great outlook for growth, but valuations for timeshare companies are at attractive levels,” said Frits van Paasschen, President and Chief Executive Officer of Starwood. “Separating this distinct part of our business will allow Starwood to continue participating in this growth industry through a fee-based business model, as we do with our managed and franchised hotel business. This transaction puts us in a position to build on the strength of our brands to fuel growth and create shareholder value for both companies.” van Paasschen continued: “As a standalone business, the new company will have ready access to capital to invest in both existing and potential new properties. Likewise, it will provide an opportunity for shareholders to invest in two pure-play companies with complementary investment propositions.”

Starwood Veteran Matthew Avril to Lead New Company

Matthew Avril, who retired as President of Starwood’s Hotel Group in 2012, will return to lead the new company as Chief Executive Officer following completion of the spin-off. Stephen Williams will continue to serve as Chief Operating Officer.

“This is a unique opportunity in an industry and with a company I have been part of for 25 years. I am grateful for the chance to again be partnering with Steve and the talented SVO team as we embark together on what will be an exciting next chapter for our guests, associates and investors,” Avril said. “Building on SVO’s successful long-term track record, the new company will be the leading developer and operator of high-quality, branded Upper Upscale timeshare resorts in the most desirable locations. The company will continue to benefit from an affiliation with the Sheraton and Westin brands, and our guests and timeshare owners will continue to enjoy extraordinary experiences at SVO Resorts, along with Starwood’s worldwide network and award-winning SPG program.”

Avril, 54, began his career with Starwood in 1989 through Vistana, Inc., the original predecessor to SVO. During his tenure with SVO he served as both Chief Financial Officer and subsequently as Co-President. He became President of Starwood’s Hotel Group in 2008 with oversight responsibility for the company’s global hotel operations for all nine of Starwood’s brands and its Global Sales Organization. Throughout his tenure, Starwood’s hotel business experienced significant market share gains and record high associate engagement. He also contributed to Starwood’s success as a global enterprise, driving key initiatives and best practices across all geographies.

Additional Transaction Details

Starwood will disclose more details of the transaction upon the filing of a Form 10 registration statement with the Securities and Exchange Commission, including more details about the respective pro forma balance sheets and pro forma income statements. The name of the new company will be determined in the coming months, and further information will be disclosed in future communications.

The transaction is subject to the receipt of normal and customary regulatory approvals, the execution of inter-company agreements, arrangement of adequate financing facilities, the effectiveness of the registration statement, final approval by Starwood’s board of directors, and other customary conditions. The spin-off transaction will not require a shareholder vote. The spin-off is expected to be completed by year-end but there can be no assurance regarding the ultimate timing of the spin-off or that the spin-off will ultimately occur.

Citigroup Global Markets Inc. and Credit Suisse are acting as financial advisors.

Investor Call

Starwood will be conducting a conference call to discuss the fourth quarter financial results at 10:30 a.m. Eastern Standard Time today, available via webcast on the Company’s website at http://www.starwoodhotels.com/corporate/about/investor/earnings.html. A webcast replay will be available on the corporate website a few hours after the live event on Tuesday, February 10 and will run for one year. Alternatively, participants may dial into the live call at (866) 921-0636 with conference ID 67514695. Outside the U.S., participants may dial into the live call at (706) 758-8764. Please dial in fifteen minutes early to ensure a timely start. A call replay will be available a few hours after the live event on Tuesday, February 10 and will run for one week; the call replay can be accessed by dialing (855) 859-2056 with conference ID 67514695. Outside the U.S., the call replay can be accessed at (404) 537-3406.

About Starwood Hotels & Resorts Worldwide, Inc.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 1,200 properties in 100 countries, and 180,400 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, and Element®. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood also owns Starwood Vacation Ownership, Inc., a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands. For more information, please visit www.starwoodhotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. There can be no assurance as to the development of future hotels in the Company’s pipeline or additional vacation ownership units.

Starwood Hotels & Resorts Contacts

Media: K.C. Kavanagh 866-478-2777 Carrie Bloom 203-964-5755	Investors: Stephen Pettibone 203-351-3500

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